Exhibit 99.2

Risk Factors Relating to the Asset Sale

If we fail to complete the Asset Sale described in the Proxy Statement (the “Asset Sale” or the “Asset Sale Proposal”), our business may be harmed and our financial condition, strategic alternatives and the price of our Class A common stock could be materially adversely affected.

If we fail to complete the Asset Sale, our business may be harmed and could be materially adversely affected. We cannot provide assurances that the Asset Sale will be completed. The closing of the Asset Sale is subject to a number of conditions, including but not limited to our obtaining stockholder approval of the Asset Purchase Agreement as described in the Proxy Statement (the “Asset Purchase Agreement”) and providing necessary third-party consents and approvals in order to sell the Assets. In addition, if the Asset Sale is not completed, the market price for our Class A common stock may decline.

If the Asset Sale is not completed, we may remain responsible for operating a legacy business that we have described as unsustainable and loss-making, while also having incurred significant transaction costs, and having caused management distraction and market uncertainty. In such circumstances, we may have significantly fewer strategic alternatives available to us, may be required to seek additional financing on unfavorable terms or at all, and may be unable to pursue the anticipated Electronics Infrastructure Business or any alternative strategy.

Our announcement of the Asset Sale may cause employees working for us to become concerned about the future of the business and lose focus or seek other employment.

If the Asset Sale is not completed, our directors, executive officers and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the Asset Sale and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

These risks may be heightened as we expand into the Electronics Infrastructure Business, which may create additional uncertainty among employees regarding the Company’s strategy, prospects, leadership, required skill sets and long-term organizational direction. We may lose employees whose knowledge is important to the completion of the Asset Sale, the management of remaining obligations, the development of our continuing business or the execution of any dissolution or wind-down alternative.

The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties, and such proceeds may be insufficient to support our continuing plans or maximize stockholder value.

The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties. We expect to receive aggregate net proceeds of approximately $35 million to $36.2 million, after payment of transaction and other related expenses and applicable taxes (if any), assuming a purchase price of $39.0 million. In addition, if Buyer successfully asserts claims against the Escrow Fund pursuant to the Asset Purchase Agreement, the amount of net proceeds is subject to further reduction. We may also have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Asset Sale. As a result, the amount of the net proceeds from the Asset Sale is subject to substantial uncertainty, and it is possible that the net proceeds from the Asset Sale will be materially less than we expect.

Further, even if the Asset Sale is completed and the anticipated dividend to be paid to stockholders (the “Asset Sale Dividend”) is made as contemplated, the assets available to the Company following such transactions may be insufficient to fund our continuing business, satisfy public company costs, support working capital needs, pursue strategic opportunities or provide stockholders with any value in the go-forward business.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the Purchased Assets to any party other than Buyer or to sell any other of our assets prior to the closing of the Asset Sale. These provisions include the prohibition on our ability to solicit competing proposals. These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of the Company from considering or proposing an alternative transaction, and could make it more difficult for us to complete an alternative transaction with another party.

The Asset Purchase Agreement may expose us to contingent liabilities, which could impair our ability to fund or operate our continuing business.

Under the Asset Purchase Agreement, Buyer’s principal recourse for inaccuracies in the Surviving Representations is limited to recovery from the Escrow Fund, and the Escrow Fund also secures certain negative purchase price adjustments and specified reimbursement obligations of the Company. Significant claims against the Escrow Fund or other post-closing obligations of the Company could reduce the amount of net proceeds ultimately distributed to stockholders following the Asset Sale pursuant to the Asset Sale Dividend and expose us to contingent liabilities

Any such liabilities or obligations could also reduce the funds available to develop or sustain our continuing business, to satisfy financing obligations, to remain listed on Nasdaq or to avoid dissolution, each following the closing of the Asset Sale.

Our directors and executive officers may have interests that are different from, or in addition to, those of our stockholders generally in connection with the Asset Sale.

You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board regarding the Asset Sale. Our directors and executive officers may have interests in the Asset Sale that may be in addition to, or different from, their interests as stockholders. These interests include:

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Concentrated Voting Control. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. Certain members of our directors, and entities affiliated with certain of our directors, beneficially owned approximately 2,293,314 of the shares of our Class B common stock that were issued and outstanding on February 28, 2026. As of February 28, 2026, these holders represented approximately 71% of the voting power of our outstanding capital stock.

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Support Agreements. In connection with the Asset Sale, the Company has entered into Support Agreements with Messrs. Zwillinger and Brown, our co-founders and members of our Board of Directors, Mr. Boyce, a member of our Board of Directors, and entities affiliated with Maveron, a holder of greater than 5% of our Class B common stock and which nominated Mr. Levitan to serve as a member of our Board of Directors. Pursuant to such Support Agreements, the subject parties have agreed to vote all of the shares of common stock owned by such individuals and entities, approximately 71% of the vote in the aggregate, as of February 28, 2026, in favor of each of the proposals recommended by our Board.

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Executive Retention Plan. In connection with the Asset Sale, the Management Compensation and Leadership Committee of the Board approved executive retention compensation (the “Executive Retention Plan”) for certain senior-level executives. The Executive Retention Plan provides for a lump sum, one-time cash payment, less applicable tax withholdings, in the following amounts: $500,000 for Joseph Vernachio, and $400,000 for Ann Mitchell (each, an “Executive Awards”). The Executive Awards are subject to a “clawback” requirement, which provides that each Executive must repay the net (after-tax) amount of their respective Executive Award if such Executive voluntarily terminates their employment with the Company prior to the date of the Closing.

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D&O Indemnification. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board. The Company has also entered into indemnity agreements with each of our directors and executive officers, which requires us to indemnify them. Our directors and executive officers will retain the right to continued indemnification and insurance coverage for acts or omissions occurring prior to the Asset Sale and arising out of the fact that such person was a director or officer of the Company prior to the Asset Sale.

We may be subject to securities litigation, derivative litigation, books-and-records demands and other proceedings, which is expensive and would decrease the amount of net proceeds from the Asset Sale available for distribution and could delay or impair our post-closing plans.

We may be subject to securities class action litigation, securities class actions, stockholder derivative actions, fiduciary duty claims, books-and-records demands, appraisal-related claims, claims alleging material misstatements or omissions, regulatory inquiries and other proceedings in connection with the Asset Sale or other proposals presented at the upcoming special meeting of stockholders. Litigation and other claims, both meritorious and frivolous, are a common occurrence in connection with transactions similar to the Asset Sale, and we face potential for litigation or other disputes that relate to the Asset Sale, including claims related to our process or disclosures and investigatory demands under Delaware law. We may also become subject to claims arising from the contemplated financing, the proposed amendment of our charter as described in the Proxy Statement (the “Charter Amendment”), the change in our business strategy and the anticipated Electronics Infrastructure Business, the Investor’s rights under the Facility, the contemplated change in our corporate name, stock-price volatility, alleged dilution and the possibility that the continuing business may not be successful or viable. We can provide no assurance that such litigation, disputes, or demands will not arise in the future. Any future litigation or proceedings, whether with or without merit, or successful or not, could result in significant settlement amounts, damages, fines, or other penalties, divert financial and management resources, and result in significant legal fees. Any such amounts would directly decrease the amount of net proceeds from the Asset Sale available for distribution to our stockholders, including potentially prohibiting us from making a distribution of any amount to our stockholders. Further, any such litigation could delay the closing of the Asset Sale or could have a material adverse effect on our business, financial condition, and results of operations. Any such matters could also impair our ability to execute the anticipated Electronics Infrastructure Business, raise capital, maintain our Nasdaq listing or avoid dissolution.

Even if the Asset Sale is completed, we may not be able to establish and implement a viable continuing business, and our Board may determine to pursue dissolution.

Completion of the Asset Sale will not ensure the success of the Company following the sale of the Purchased Assets. After the Asset Sale, we intend to continue operating the Company, including pursuing the anticipated Electronics Infrastructure Business. However, our ability to do so successfully will depend on numerous factors, including our ability to obtain and maintain financing, identify and acquire Electronics Assets, hire or retain qualified personnel, establish commercially viable transaction structures, manage an entirely different business model, maintain our Nasdaq listing, avoid or manage litigation and other claims and preserve sufficient liquidity to fund operations. We will have only limited cash available following the Asset Sale and related transactions, and our available funds may be insufficient to fund our continuing business, satisfy public company costs, service indebtedness, meet working capital needs or otherwise continue operations. If we are unable to obtain additional capital when needed, we could exhaust our available cash and be unable to continue operating our business.

If we are unable to continue a viable continuing business, if we are unable to obtain needed financing, or if we exhaust our available cash, our Board may determine at some point during the twelve months following stockholder approval that it is in the best interests of stockholders to implement a plan of dissolution. We may also be forced to significantly curtail or cease operations before any such determination is made. In that event, stockholders may receive little or no additional value, and the market price of our Class A common stock could decline materially, including to having no value at all.

Risk Factors Relating to Our Anticipated Electronics Infrastructure Business

We have no operating history in the anticipated Electronics Infrastructure Business, and our new business plan may not be successful.

We are pursuing an Electronics Infrastructure Business focused on the acquisition and monetization of graphics processing units, related high-performance computing infrastructure and other related assets. While certain members of our board and management team have relevant experience, we have no operating history in this business as a company. As a result, investors will have limited basis on which to evaluate our prospects in this new business. We may be unable to retain existing employees or attract new employees with the expertise necessary to operate the anticipated Electronics Infrastructure Business.

Our anticipated Electronics Infrastructure Business is subject to all of the risks, uncertainties and difficulties frequently encountered by start-up companies and companies entering a new and rapidly evolving market, many of which are beyond our control. We may fail to identify attractive opportunities, acquire suitable Electronics Assets, develop a viable operating model, generate revenue, achieve profitability or create stockholder value. If we are unable to execute this business plan successfully, our business, financial condition, results of operations and prospects could be materially and adversely affected, and the value of our Class A common stock could decline substantially.

Our Electronics Infrastructure Business is highly speculative, uncertain, unproven and subject to change, and we may be unable to implement it successfully or at all.

Our anticipated Electronics Infrastructure Business is at a very early stage of development. We are investigating potential opportunities in the computing infrastructure market, but our plans remain preliminary and may change materially. The anticipated Electronics Infrastructure Business is uncertain, unproven, and subject to significant risks. Because our strategy is evolving, we are required to make significant assumptions regarding market conditions, customer demand, competition, asset pricing, financing availability, utilization, operating costs, monetization opportunities, technological developments and other factors. These assumptions, among many others, may prove to be incorrect. Even if we are able to acquire Electronics Assets and begin operations, we may be unable to establish profitable or sustainable business lines. If our assumptions are incorrect or if our strategy changes materially, our business, financial condition, results of operations and the market price of our Class A common stock could be materially adversely affected.

Following the Asset Sale, we will have sold substantially all of the business we historically operated and we will be operating a business that differs from our primary historical business.

The Asset Sale involves the sale of the assets relating to our existing footwear business and a significant amount of our historical operating assets. As a result, following the closing of the Asset Sale, we will no longer operate the business with which investors have historically associated the Company. Instead, we would be continuing to operate assets in a historically different business.

We will need to expand or build substantial parts of our business, including strategy, personnel, processes, controls, systems, counterparties, customer relationships, vendor relationships, branding and market positioning. We may not be successful in doing so. Companies attempting a transition of this magnitude often encounter unforeseen costs, delays, execution issues and strategic failures. If our continuing business does not develop successfully, we may fail to generate meaningful revenue, incur substantial losses, need to raise additional capital on unfavorable terms, pursue additional strategic alternatives or determine to dissolve. Any such outcome could materially and adversely affect our stockholders.

We may fail to transition successfully from a consumer products company to a computing infrastructure company.

The successful operation of a computing infrastructure business requires capabilities that differ substantially from those required to operate a consumer footwear and apparel business. These capabilities may include, among other things, expertise in sourcing and evaluating specialized computing equipment, structuring leases and sale/lease-back transactions, understanding enterprise and institutional customer needs, managing technology asset life cycles, evaluating utilization and residual value risk, negotiating technical services and hosting arrangements, complying with industry-specific laws and regulations and managing specialized technical and operational risks.

We may be unable to develop or acquire these capabilities in a timely or cost-effective manner. We may also experience difficulty adapting our internal processes, financial reporting systems, disclosure controls and risk management framework to support a fundamentally different business model. If we are unable to manage this transition effectively, our business and prospects could be materially harmed.

Our disclosures regarding our anticipated business necessarily involve substantial estimates and assumptions and may become inaccurate or incomplete as circumstances evolve.

Because our anticipated Electronics Infrastructure Business is at an extremely early stage, our public disclosures regarding the business, opportunities, risks, economics, financing needs, market demand, asset acquisition plans, monetization strategies and expected results necessarily depend on estimates, expectations and assumptions that may prove to be incomplete, inaccurate or subject to rapid change. In many cases, we may have only limited operating experience or third-party information on which to base such judgments. As a result, subsequent developments may differ materially from what is described in our public filings. If investors, regulators, counterparties or other stakeholders believe that our disclosures were incomplete, insufficiently qualified, overly optimistic or otherwise misleading, we could face reputational harm, litigation, regulatory scrutiny, stock price volatility and other adverse consequences. Any such developments could materially adversely affect our business and financial condition.

The anticipated Electronics Infrastructure Business may never generate meaningful revenue, achieve profitability or produce positive cash flow.

Our anticipated Electronics Infrastructure Business may require substantial upfront capital expenditures, ongoing operating expenditures and significant management attention before it generates any material revenue, if at all. There can be no assurance that we will be able to generate customer demand, establish commercially reasonable pricing, maintain satisfactory utilization rates, structure profitable monetization arrangements or achieve sufficient scale to cover our costs.

Even if we generate revenue, our costs may be greater than we expect, including costs associated with acquiring Electronics Assets, financing, maintenance, logistics, hosting, insurance, professional services, regulatory compliance, public company obligations, personnel and litigation. As a result, we may continue to incur losses for an extended period or indefinitely, and we may never achieve profitability or positive cash flow. If that occurs, the value of our business and our Class A common stock could decline materially.

We will face intense competition from larger, more experienced and significantly better-capitalized companies, and we may be unable to compete effectively.

The computing infrastructure market is intensely competitive and evolving rapidly. We expect to compete, directly or indirectly, with a range of participants, including large technology companies, cloud service providers, infrastructure operators, data center operators, equipment owners and lessors, investment firms, financial sponsors and other market participants with substantially greater financial, technical, operational and managerial resources than we have.

Many of these competitors have significantly longer operating histories, more established brands, deeper customer relationships, superior access to capital, better procurement terms, more sophisticated technical capabilities, more extensive infrastructure and greater tolerance for risk than we do. These competitors may be able to acquire Electronics Assets at lower cost, offer more attractive pricing or commercial terms, absorb volatility more effectively, deploy assets more quickly and secure customers and strategic relationships more successfully than we can. Our limited resources relative to these competitors may materially impair our ability to compete, generate revenue and create stockholder value.

We have significantly fewer resources than many of the companies with which we would compete, which could materially impair our ability to execute our business plan.

After the Asset Sale, our available cash, remaining assets and organizational resources will be extremely limited. The anticipated Electronics Infrastructure Business will likely require significant capital, personnel, systems and third-party relationships. Larger and more established companies may have access to more favorable financing, stronger supplier relationships, greater technical expertise, lower cost structures and more diversified revenue streams.

Because our resources are expected to be substantially more limited than those of many competitors and counterparties in this market, we may be unable to pursue attractive opportunities, withstand pricing pressure, tolerate delays in monetization, absorb operational setbacks or respond effectively to changes in market conditions. If we are unable to compete effectively due to our comparatively limited resources, our business, financial condition and prospects could be materially adversely affected.

Our ability to execute the anticipated Electronics Infrastructure Business will depend on our ability to obtain substantial capital, and such capital may not be available on acceptable terms or at all.

The acquisition and monetization of Electronics Assets may require substantial capital and the proceeds from the Facility may not be sufficient to fund our strategy, operations or liquidity needs, and we may require additional debt or equity financing sooner than we currently expect. We expect to continue to incur significant cash needs, including for personnel costs, public company costs, professional fees, transaction expenses, working capital, debt service and the costs of attempting to develop the anticipated Electronics Infrastructure Business. Our cash resources may be exhausted more quickly than we expect, and we may run out of cash before we are able to secure additional financing.

Capital markets conditions, our limited operating history in the new business, the speculative nature of our strategy, trading volatility in our Class A common stock, our financial condition, investor sentiment regarding our transition and other factors may make it difficult or impossible for us to obtain additional capital on terms that are acceptable to us, or at all. If financing is unavailable or available only on unfavorable terms, we may be forced to delay or abandon acquisitions, curtail operations, sell assets at unattractive prices, issue additional equity that is highly dilutive, incur restrictive indebtedness, drastically reduce expenses, cease operations, pursue dissolution or pursue other strategic alternatives. If we are unable to raise capital when needed, we may run out of cash. Any of these outcomes could materially adversely affect our business and stockholders.

Only the initial $5.25 million of the contemplated financing is committed, the remaining $44.75 million is solely at the Investor’s option, and if we do not obtain additional funding we may run out of cash.

The Convertible Notes, if issued, would be issued in multiple closings. Although we have entered into an arrangement relating to the Facility, only the first $5.25 million in aggregate principal amount of the Convertible Notes is committed for issuance. The remaining $44.75 million in aggregate principal amount of the Convertible Notes in additional tranches is solely at the option of the Investor.

The initial issuance of Convertible Notes would cover only a limited portion of the contemplated aggregate principal amount of the Facility, and the remaining additional tranches are solely at the option of the Investor. Accordingly, there can be no assurance that we will receive the full amount of the contemplated financing, or any amount beyond the initial $5.25 million. Stockholders should not assume that the Investor will elect to fund any additional tranche, and the initial committed amount will very likely be insufficient to fund our planned operations, liquidity needs or business strategy for any significant period of time.

If the Investor elects not to fund additional tranches, we very likely will not have access to the capital necessary to purchase Electronics Assets, develop operations or pursue our business plan. In such event, we may need to seek alternative financing, which may not be available on favorable terms or at all. We may also be forced to scale back or abandon aspects of our strategy, delay implementation, materially reduce operations, sell assets, cease operations or pursue other strategic alternatives, including dissolution. Without additional funding beyond the initial committed amount, we may run out of cash. Our inability to obtain the expected financing under the Facility could materially and adversely affect our business, liquidity, prospects and the market price of our Class A common stock.

Our indebtedness and the terms of the Convertible Notes could materially adversely affect our liquidity, financial condition and operational flexibility.

The Convertible Notes, if issued, would constitute indebtedness of the Company. Indebtedness may require us to use cash flow to satisfy principal, interest, redemption, amortization or other payment obligations rather than for working capital, capital expenditures, acquisitions or other corporate purposes. The Convertible Notes are senior secured obligations and would, following the Closing of the Asset Sale, be secured by all of the assets of the Company and its subsidiaries, including all Electronics Assets. If our cash resources are limited, these obligations could exacerbate our liquidity constraints, reduce the time period during which we can continue operating and increase the risk that we may run out of cash.

In addition, the financing documents contain covenants, restrictions, defaults, remedies, rights and other provisions that could limit our flexibility in operating our business. These provisions may restrict our ability to incur additional indebtedness, grant liens, engage in certain transactions, raise capital, transfer assets, make strategic changes or otherwise operate our business as management believes is appropriate. If we fail to comply with the terms of the financing documents or if an event of default occurs, the Investor may exercise remedies, including remedies against collateral, that could have a material adverse effect on our liquidity, assets, financial condition and ability to continue operations. Our indebtedness could therefore materially impair our ability to execute our strategy successfully and could increase the risk that we may be unable to continue as a going concern.

The rights granted to the Investor may significantly limit our strategic and operational flexibility and may create governance or influence concerns.

The financing documents grant the Investor significant rights, including rights relating to future financings, registration, conversion and other matters. For example, for twenty-four months following the issuance date, the Investor would have the right to co-invest for at least 55% of certain future financing transactions on the same terms with other investors. The Company also granted registration rights and other rights under the financing documents.

These rights may limit our flexibility to pursue capital raising, strategic transactions or operational decisions on terms and timelines that we would otherwise consider desirable. The Investor’s interests may not always align with the interests of the Company or our stockholders generally. In addition, the existence of these rights may discourage other investors or counterparties from transacting with us, may complicate future financing efforts, may constrain our ability to negotiate with third parties and may result in disputes regarding interpretation or compliance. Any such limitations, deterrent effects or disputes could adversely affect our business and prospects.

The Investor’s right to appoint a new Chief Operating Officer may create management, integration, governance and strategic execution risks.

In connection with the Facility, the Investor has the right to appoint a new Chief Operating Officer of the Company. The appointment of a senior executive selected by the Investor may create significant operational, governance and management risks. We may experience difficulties integrating such executive into our organization, aligning responsibilities and authority, retaining other key personnel, defining reporting lines, maintaining management cohesion or ensuring consistent execution of strategy.

There can be no assurance that any such executive will possess the necessary skills, judgment, cultural fit or industry experience to assist the Company successfully in implementing the anticipated Electronics Infrastructure Business. The appointment of a new Chief Operating Officer could also create actual or perceived conflicts of interest, uncertainty among employees, counterparties and investors, or disputes within management or the Board. Any of these issues could materially adversely affect our business and execution of our strategy.

We may experience turnover in senior management and on our Board as a result of the Asset Sale.

None of our existing executive officers or directors is obligated to continue serving the Company for any specified period following the closing of the Asset Sale, the financing transactions relating to our Electronics Infrastructure Business, or the implementation of our anticipated Electronics Infrastructure Business. As a result, we expect to experience substantial turnover in senior management and on our Board during a period in which continuity of leadership, institutional knowledge and strategic oversight may be especially important.

In particular, one or more of our current executive officers may resign or otherwise cease to serve the Company following the consummation of the proposed transactions. Similarly, one or more of our current directors may resign or elect not to continue serving on our Board. Any such turnover could result in a loss of institutional knowledge, reduced management continuity, weakened oversight, disruption to strategic execution, delays in implementing the anticipated Electronics Infrastructure Business, uncertainty among employees, counterparties and stockholders, and difficulty maintaining effective disclosure controls, internal control over financial reporting and corporate governance processes. Significant turnover could also create actual or perceived governance concerns, increase the risk of disputes regarding the direction of the Company and make it more difficult to attract and retain qualified personnel and directors. Any of these developments could materially and adversely affect our business, financial condition, results of operations, prospects and the market price of our Class A common stock.

We may need to raise additional capital through future equity issuances, which may be highly dilutive to existing stockholders.

We may need to raise substantial additional capital to implement our business plan, support operations, fund acquisitions, satisfy obligations, respond to market opportunities or address unforeseen developments. Any future equity or equity-linked financing would be dilutive to existing stockholders, potentially materially so.

In addition, future issuances may occur at prices below the then-current market price of our Class A common stock or below prices previously paid by stockholders, and could include terms favorable to new investors, such as discounts, anti-dilution protections, liquidation preferences, registration rights, board or management influence rights or other protections. Such issuances could materially dilute existing stockholders’ economic and voting interests and could adversely affect the market price of our Class A common stock.

The market price of our Class A common stock may not reflect the fundamental value or prospects of the anticipated Electronics Infrastructure Business, and any increase in our stock price following announcement of such business may not be sustained.

The market price of our Class A common stock may be influenced by speculation, momentum trading, limited public float, short covering, media attention, social media commentary, investor enthusiasm regarding artificial intelligence or computing infrastructure themes, or other factors unrelated or disproportionate to our underlying business fundamentals. Following announcement of anticipated transactions, our stock price may experience substantial volatility or appreciation. There can be no assurance that any such increase will be sustained.

Investors may have only limited information regarding our anticipated Electronics Infrastructure Business and may make investment decisions based on assumptions about our future business that do not materialize. If market expectations change, if our business plan is not executed successfully, if our financing arrangements prove insufficient or restrictive, if our disclosures are challenged, or if broader market sentiment weakens, the market price of our Class A common stock could decline sharply, and stockholders could lose all or a substantial portion of their investment.

Our Class A common stock has been, and may remain, highly volatile, and stockholders may lose all or a substantial part of their investment.

The market price of our Class A common stock has been, and may continue to be, highly volatile. Volatility may result from, among other things, our proposed Asset Sale, the anticipated shift in our business strategy, uncertainty regarding the Electronics Infrastructure Business, potential dilution, actual or anticipated financings, litigation, analyst commentary, market sentiment regarding artificial intelligence and computing infrastructure businesses, and general market and macroeconomic conditions.

This volatility may be substantial and could occur regardless of our operating performance. As a result, stockholders may be unable to sell their shares at desired prices or at all, and may lose all or a substantial portion of their investment. In addition, volatility in our stock price could increase the risk of securities litigation and other claims.

Market enthusiasm for artificial intelligence, GPUs and computing infrastructure may be temporary, concentrated, cyclical or disconnected from our ability to benefit from it, and demand for our anticipated business may not develop as expected.

The anticipated Electronics Infrastructure Business is premised in part on expected demand for computing infrastructure, including infrastructure capable of supporting artificial intelligence and machine learning workloads. Market interest in these areas may fluctuate significantly and may be affected by technological shifts, customer spending patterns, economic conditions, changes in competitive offerings, regulatory developments and other factors beyond our control. Demand may also be affected by changes in model architectures, software optimization, inference efficiency, the adoption of alternative chips or system designs, greater utilization of existing installed capacity, shifts from training to inference workloads, or the ability of hyperscalers and other large market participants to internalize demand. As a result, growth in the AI sector may not translate into corresponding demand for the assets we acquire or the business model we seek to develop.

We may be unable to complete the purchase and lease of the Electronics Assets, including the Purchased GPU Assets, on the terms, in the amounts or on the timeline we currently anticipate, or at all.

As disclosed, using proceeds from the initial tranche of the Convertible Notes, the Company, through its wholly owned subsidiary (the “Lessor”), escrowed funds for Lessor’s initial purchase of server equipment utilizing current-generation NVIDIA Blackwell GPUs (the “Purchased GPU Assets”). The escrowed funds are subject to release upon delivery of final invoices, which is expected within 14 days. Our anticipated Electronics Infrastructure Business depends in significant part on our ability to identify, acquire and monetize graphics processing units and related high-performance computing infrastructure and other Electronics Assets, including the Purchased GPU Assets. There can be no assurance that we will be able to complete the purchase of any such Electronics Assets, including the Purchased GPU Assets, enter into leases or other monetization arrangements with respect to such assets, or do so on terms, in quantities or on a timeline consistent with our current expectations. The completion of any such acquisitions or monetization transactions may be subject to numerous conditions, uncertainties and contingencies, including the availability of financing, the willingness of counterparties to transact, the availability and pricing of suitable assets, completion of diligence, negotiation of definitive documentation, receipt of any required consents or approvals, logistics and deployment considerations, market conditions and other factors beyond our control.

Even if we are able to acquire Electronics Assets or enter into leases or other monetization arrangements, the terms of such transactions may differ materially from what we currently anticipate, including with respect to purchase price, lease rates, duration, return conditions, risk allocation, maintenance obligations, hosting arrangements, insurance requirements, default provisions, residual value assumptions, counterparty protections and other economic or operational terms. If we are unable to complete such transactions, if they are delayed, or if they are completed only on less favorable terms than we expect, our ability to implement our anticipated Electronics Infrastructure Business could be materially adversely affected. In such circumstances, we may be unable to deploy capital effectively, generate expected revenue, achieve anticipated returns, satisfy our liquidity needs, execute our business plan or avoid pursuing additional financing, curtailing operations or other strategic alternatives, including dissolution.

Changes in AI technologies, model architectures, software optimization and customer procurement strategies may reduce demand for the types of Electronics Assets we expect to acquire or may shift value to participants other than us.

The AI and high-performance computing markets are evolving rapidly, and changes in model design, inference techniques, software optimization, workload management, chip architectures, custom silicon, integrated hardware-software platforms and cloud procurement models may reduce demand for particular categories of GPUs or other Electronics Assets or shorten their useful economic lives. In addition, value in the AI ecosystem may accrue disproportionately to chip designers, hyperscalers, cloud platforms, model developers, software providers or vertically integrated operators, rather than to independent owners or lessors of computing equipment. If technological developments or changes in customer behavior reduce demand for the assets we acquire, compress pricing, shorten deployment periods or otherwise diminish the economics of our anticipated business model, our business and prospects could be materially adversely affected.

Demand for AI-related or high-performance computing infrastructure may not grow as expected, may grow more slowly than anticipated, may become concentrated in the hands of a small number of large incumbents, or may be satisfied through technologies, business models or providers that do not benefit us. Customers may prefer to procure computing capacity from hyperscale cloud providers, vertically integrated platforms, strategic partners or operators with established technical, operational and financing capabilities, rather than from us. In addition, current market enthusiasm may reflect speculative activity, temporary shortages, unusually strong capital spending by a limited number of participants or expectations that are not sustained. If market enthusiasm proves temporary, if capital investment in this sector declines, if AI workloads become less infrastructure-intensive than expected or if demand for our anticipated offerings does not materialize, our strategy may not succeed.

The markets for GPUs and related computing infrastructure are characterized by rapid technological change, vendor concentration and supply-chain dependencies, including dependencies involving advanced chip fabrication, and our Electronics Assets may become obsolete or less available more quickly than we expect.

The value of GPUs and related high-performance computing infrastructure depends in significant part on technological relevance, performance, efficiency, software compatibility, customer preferences, vendor roadmaps and the pace of product innovation. These factors may change rapidly. New generations of equipment may render existing Electronics Assets less competitive, less desirable or materially less valuable over short periods of time. In addition, the development and supply of advanced GPUs and related components are highly concentrated among a limited number of designers, manufacturers, foundries, packaging providers and other supply-chain participants, including third parties involved in advanced semiconductor fabrication and related processes. Disruptions, delays, shortages, allocation decisions, quality issues, capacity constraints or geopolitical events affecting any such participants, including TSMC or other key semiconductor manufacturing or advanced-packaging providers, could materially affect the availability, cost, timing, performance characteristics or commercial value of the Electronics Assets we seek to acquire or monetize.

If the Electronics Assets we acquire become technologically outdated, difficult to deploy, incompatible with evolving software or customer requirements, less energy efficient than competing assets or otherwise less commercially attractive, we may be unable to monetize them at anticipated rates or at all. We may also be required to sell such assets at reduced prices, incur impairment charges, accelerate depreciation or commit additional capital to remain competitive. In addition, if future equipment generations are delayed, supply constrained, repriced, reallocated to other customers, subject to export restrictions or otherwise affected by disruptions involving semiconductor foundries, advanced packaging capacity, memory supply, interconnect components, networking equipment or other critical inputs, the competitive positioning and residual value of our existing or targeted Electronics Assets may be adversely affected in ways that are difficult to predict. Any such developments could materially adversely affect our business and financial condition.

We may acquire Electronics Assets at prices that do not permit us to earn acceptable returns.

The markets for GPUs and related infrastructure are highly competitive, supply-constrained and subject to pricing volatility. As a result, we may acquire Electronics Assets at elevated prices or on terms that later prove unattractive. The profitability of our anticipated business would depend on our ability to acquire assets at prices that permit attractive monetization, taking into account financing costs, carrying costs, utilization rates, residual value risk, operational expenses, maintenance, insurance and other factors. If we overpay for Electronics Assets, if market prices for such assets decline after acquisition, if customer pricing weakens, if utilization is lower than expected or if financing costs rise, the returns on our assets may be materially lower than anticipated, and we may incur losses. Our ability to forecast the value and returns of Electronics Assets may be limited, particularly given our lack of operating history in this business.

We may be unable to source sufficient Electronics Assets on acceptable terms, in desired quantities or on a timely basis due to supply constraints, allocation practices and concentrated industry dependencies, including dependencies relating to TSMC and other key supply-chain participants.

Our anticipated strategy depends on our ability to identify, acquire and deploy GPUs and related computing infrastructure. The supply of such assets may be constrained due to strong demand, manufacturing limitations, vendor allocation practices, supply chain disruptions, geopolitical events, export restrictions, tariffs, logistics challenges or other factors. Supply may also be adversely affected by concentration in semiconductor design, foundry capacity, advanced packaging, high-bandwidth memory, substrate availability, networking components, rack-level integration, data center equipment and other upstream inputs and services. In particular, a substantial portion of the industry’s supply of advanced AI chips depends on a limited number of manufacturing and packaging participants, including TSMC and other critical providers. Any disruption, delay, reprioritization, allocation decision, yield problem, natural disaster, cyber incident, labor issue, trade restriction, military conflict, political tension involving Taiwan or other adverse event affecting those participants or regions could materially impair the availability, timing or cost of Electronics Assets. We will also face competition from larger or more established buyers with stronger relationships, greater purchasing power and more technical expertise. If we are unable to source suitable Electronics Assets in sufficient quantities, on desired schedules or at prices and terms we consider acceptable, we may be unable to execute our strategy, satisfy customer needs, achieve scale or generate expected returns. Delays or constraints in asset sourcing could materially adversely affect our business and prospects.

Our anticipated business model depends on assumptions regarding customer demand, pricing, utilization, residual values and monetization opportunities that may prove incorrect.

We expect that the Electronics Infrastructure Business may involve sales, leases, sale/lease-back transactions and other monetization structures. The success of these arrangements would depend on numerous assumptions, including assumptions regarding demand from potential customers, the pricing they are willing to pay, contract duration, uptime requirements, asset utilization, residual values, maintenance costs, power and hosting costs, financing costs, counterparty creditworthiness and the availability of secondary market opportunities. If any of these assumptions prove to be incorrect, our anticipated business model may not be viable or may be materially less profitable than we currently expect. In particular, lower-than-expected utilization, pricing pressure, higher-than-expected costs, counterparty defaults or lower residual values could materially adversely affect our revenues, margins, asset values and overall business.

If we are unable to enter into profitable leases, sale/lease-back transactions or other monetization arrangements, the anticipated Electronics Infrastructure Business may fail.

Our anticipated strategy contemplates the monetization of Electronics Assets through one or more transaction structures, including sales, leases and sale/lease-back arrangements. There can be no assurance that we will be able to identify counterparties willing to enter into such arrangements on commercially acceptable terms or at all. Even if such arrangements are entered into, they may not be profitable, may involve significant risk allocation in favor of the counterparty, may require substantial customization or negotiation and may expose us to operational, legal, tax, accounting and credit risks. If we are unable to structure and consummate attractive monetization transactions, our Electronics Assets may remain underutilized or idle, our returns may be materially impaired and our anticipated business may not be successful.

Our revenues may be concentrated in a small number of customers, counterparties, transactions or assets, and the loss of any significant customer or transaction could materially harm us.

Because our anticipated Electronics Infrastructure Business would be early stage, we may initially depend on a small number of customers, transactions, financing sources, vendors, facilities or asset deployments. As a result, our revenues and business prospects may be highly concentrated. The loss, reduction, delay, default, insolvency or dispute involving any significant customer or counterparty could materially adversely affect our revenues, cash flows and prospects. In addition, concentration may reduce our negotiating leverage, increase earnings volatility and make our business more susceptible to disruptions affecting particular counterparties or assets. If we are unable to diversify our customer base or monetization channels over time, our business could remain subject to heightened risk.

Counterparties to our leases, monetization arrangements or other transactions may default, terminate early, fail to renew or otherwise not perform as expected.

If we enter into leases, sale/lease-back transactions, financing arrangements, hosting agreements or other commercial contracts, we will be exposed to counterparty credit, performance and enforcement risk. Our counterparties may become unwilling or unable to perform their obligations, may dispute contractual terms, may seek concessions, may terminate agreements early, may fail to renew agreements or may become insolvent or bankrupt. Any such nonperformance could reduce our revenues, impair the value of our Electronics Assets, increase our costs, require costly enforcement efforts, result in litigation or force us to re-market assets on less favorable terms. These risks may be heightened in periods of economic volatility or in emerging or rapidly changing markets. Counterparty nonperformance could materially adversely affect our business and financial condition.

Our anticipated Electronics Infrastructure Business may be exposed to residual value risk and remarketing risk.

If we acquire Electronics Assets and seek to monetize them through leases, sale/lease-back transactions or other arrangements, the returns on those assets may depend in part on the residual value of the assets at the end of a contractual term or anticipated holding period. The residual value of GPUs and related computing infrastructure may be difficult to predict and may decline materially due to technological change, changes in customer preferences, increased supply, reduced demand, the introduction of newer or more efficient products, changes in software compatibility, changes in energy efficiency expectations or other market developments. If the residual value of any Electronics Assets is lower than we expect, we may be unable to sell, re-lease, redeploy or otherwise monetize those assets on favorable terms or at all. We may also be required to reduce pricing, accept lower returns, record impairment charges or incur additional costs in remarketing or reconfiguring assets. Any such developments could materially and adversely affect our business, financial condition, results of operations and prospects.

The anticipated Electronics Infrastructure Business requires specialized technical, operational, commercial and financial expertise that we may be unable to attract, retain or develop.

The successful implementation of our anticipated strategy will depend on our ability to recruit, retain and manage personnel with specialized expertise in areas such as GPUs, high-performance computing, infrastructure operations, leasing, asset finance, data center economics, enterprise sales, procurement, logistics, compliance, cybersecurity, valuation and accounting. Such personnel are in high demand and may command compensation packages that are significantly greater than those we have historically paid. We may be unable to attract suitable personnel on acceptable terms or at all. Competition for talent in the computing infrastructure and AI ecosystem is intense, and our limited operating history in the new business, uncertain prospects and post-Asset Sale profile may make us a less attractive employer than larger, more established competitors. If we fail to hire and retain the personnel necessary to operate the business, our strategy may not succeed.

We may experience substantial difficulties integrating new personnel and establishing an organization capable of operating the anticipated Electronics Infrastructure Business.

Even if we are able to recruit experienced personnel, we may face substantial integration challenges. Building a new operating team in a materially different business may create uncertainty regarding roles, reporting lines, decision-making, performance expectations and accountability. Rapid organizational change may reduce morale, increase turnover, create inefficiencies and distract management. Moreover, new personnel may have differing strategic views, risk tolerances or operating styles. We may also be required to rely heavily on a relatively small number of individuals, increasing key-person risk. Any inability to integrate personnel successfully and build an effective organization could materially impair our execution of the anticipated business plan.

Our management team and Board may be distracted by the Asset Sale, financing transactions, litigation risk, organizational transition and potential dissolution alternatives.

The matters currently being undertaken by our management involve substantial complexity and may require significant time and attention from our management team and Board. In addition to the execution of the Asset Sale and the contemplated financing, we must manage the sale and transition of the Company’s historical business, develop and implement a new strategy, address public company obligations, and communicate with investors and stakeholders. These demands may divert management and Board attention from the day-to-day development and execution of the Electronics Infrastructure Business and may impair our ability to make timely and effective operational decisions. If our management team and Board are unable to manage these multiple priorities successfully, our business and prospects could be materially adversely affected.

We may need to build new systems, policies, procedures and internal controls and failures in doing so could harm us.

The Electronics Infrastructure Business would likely require new or significantly revised systems, processes and controls, including for asset acquisition, deployment, valuation, inventory and fixed asset management, customer contracting, revenue recognition, credit evaluation, compliance, insurance, cybersecurity, maintenance, financial reporting and disclosure controls. We may not be able to develop and implement such systems and controls effectively or on a timely basis. If we fail to establish adequate systems, policies, procedures and internal controls, we may experience operational inefficiencies, financial reporting errors, control deficiencies, asset losses, compliance failures, customer disputes, litigation exposure and reputational harm. Any such failures could materially adversely affect our business, results of operations, financial condition and ability to satisfy public company obligations.

We may incur significant losses arising from equipment failures, downtime, maintenance issues, defects, damage or other operational disruptions.

Electronics Assets and related infrastructure are subject to operational risks, including hardware failure, defects, overheating, power interruptions, cooling failures, networking issues, software incompatibility, improper configuration, transportation damage, theft, maintenance errors and other disruptions. Such events may reduce performance, delay deployment, impair availability, increase operating costs, cause contractual disputes or expose us to claims for damages. If we are unable to prevent or mitigate these operational risks effectively, our ability to monetize Electronics Assets could be materially impaired. In addition, equipment failures or disruptions could harm our reputation, reduce customer trust and materially adversely affect our revenues and profitability.

Our anticipated business may expose us to additional cybersecurity, data security, technology integrity and related risks.

Although our role in any given transaction may vary, ownership, deployment, hosting or monetization of Electronics Assets may expose us to additional cybersecurity, data protection, technology integrity and related risks. These risks may arise from vulnerabilities in hardware, firmware, software, networking, remote access tools, management systems or third-party service providers. Malicious actors may seek to disrupt operations, gain unauthorized access to systems, exfiltrate data, misuse computing resources or impair asset functionality. Cybersecurity incidents or security vulnerabilities could result in downtime, financial losses, reputational harm, legal claims, regulatory scrutiny, contractual liability and increased costs. We may also be required to incur significant expenditures to detect, prevent, respond to and remediate such issues. As our anticipated business develops, these risks may increase in significance.

We may depend on third parties across a concentrated and complex supply chain for hosting, operation, logistics, maintenance, procurement, manufacturing and other critical functions, and failures by those third parties could materially harm us.

Our anticipated business may depend heavily on third parties, including manufacturers, designers, foundries, advanced-packaging providers, distributors, brokers, resellers, hosting providers, data center operators, logistics providers, maintenance providers, insurers, technical consultants, networking providers and financing counterparties. We may have limited control over these third parties, and their failure to perform could disrupt our business. Third-party failures may include delays, service interruptions, insolvency, breaches of contract, negligence, cybersecurity incidents, quality issues, cost increases, labor disputes, regulatory violations, capacity constraints, allocation decisions or other misconduct. Because important parts of the AI and semiconductor ecosystem are concentrated in a relatively small number of suppliers and service providers, including participants involved in advanced chip fabrication and packaging, adverse developments affecting any such participant may have outsized effects on pricing, availability and deployment timelines throughout the market. If any critical third party fails to perform adequately or if we are unable to replace such party on acceptable terms, our business, financial condition and prospects could be materially adversely affected.

We may be exposed to asset concentration risk.

Especially during the early stages of our anticipated Electronics Infrastructure Business, we may invest in a limited number of high-value Electronics Assets, a limited number of equipment types or configurations, or assets associated with a limited number of use cases, counterparties or deployment environments. As a result, our business and financial performance may be disproportionately affected by adverse developments affecting particular assets, asset categories or deployment strategies. If a concentrated set of assets becomes obsolete, is difficult to deploy, experiences operational issues, declines in market value, fails to meet customer needs or is adversely affected by changes in technology, pricing, regulation or customer demand, our business could be materially harmed. Asset concentration may also increase volatility in our revenues, returns and asset values and reduce our ability to manage risk through diversification.

We may face vendor concentration risk, including risk arising from reliance on a small number of chip designers, semiconductor manufacturers, foundries, packaging providers and other concentrated supply-chain participants.

The market for GPUs and related computing infrastructure may depend on a limited number of manufacturers, chip designers, foundries, advanced-packaging providers, memory suppliers, networking vendors, distributors, resellers or other supply channels. To the extent our anticipated business relies on equipment produced or supplied by a small number of vendors, we may be exposed to significant vendor concentration risk. Those vendors may change pricing, reduce supply, prioritize other customers, alter product specifications, limit warranty or support coverage, impose restrictive contractual terms, change channel relationships or discontinue certain product lines. In addition, many advanced AI systems depend on highly concentrated semiconductor manufacturing and packaging ecosystems, including TSMC and other key industry participants. Any deterioration in our relationship with key vendors, or any adverse development affecting a major vendor or supply-chain participant, including manufacturing delays, yield issues, packaging bottlenecks, allocation decisions, financial distress, regulatory restrictions, supply chain disruptions, cyber incidents, natural disasters, labor disruptions, geopolitical tensions involving Taiwan, litigation or reputational harm, could impair our ability to source, maintain, support or monetize Electronics Assets. Our dependence on a limited number of vendors and industry participants could materially and adversely affect our anticipated business.

Disruptions affecting TSMC, Taiwan or other critical semiconductor manufacturing hubs could materially impair the availability, cost and value of the Electronics Assets on which our anticipated business would depend.

A significant portion of the global supply of advanced semiconductors used in high-performance computing and AI applications is manufactured, directly or indirectly, through highly concentrated supply chains centered in Taiwan and involving TSMC and other specialized industry participants. As a result, natural disasters, power shortages, water shortages, industrial accidents, cyber incidents, equipment failures, labor disruptions, export controls, trade restrictions, sanctions, blockades, military activity, heightened tensions between China and Taiwan, changes in U.S. or foreign policy, or other geopolitical or operational disruptions affecting Taiwan, TSMC or related suppliers could materially reduce the availability of advanced GPUs and related components, increase lead times and costs, or cause abrupt changes in market pricing and allocation. Any such event could impair our ability to acquire Electronics Assets, delay deployments, reduce utilization, increase capital requirements, adversely affect residual values and materially harm our business, financial condition and prospects.

We may be exposed to logistics, transportation and custody risks.

Electronics Assets may consist of high-value, specialized and potentially sensitive equipment that must be shipped, stored, installed, removed, redeployed and, in some cases, recovered or returned. These activities may subject us to risks of loss, theft, damage, delay, misdelivery, improper handling, installation error, environmental exposure, chain-of-custody disputes and other logistics-

related issues. Such risks may be heightened when assets are moved among facilities, across jurisdictions or through third-party logistics networks. If Electronics Assets are damaged, lost, delayed or mishandled, we may incur uninsured or underinsured losses, be unable to deploy equipment on schedule, experience interruptions in monetization, face disputes with customers or counterparties, or suffer reputational harm. Any such developments could materially adversely affect our business, financial condition and operating results.

The anticipated Electronics Infrastructure Business may be adversely affected by export controls, trade restrictions, tariffs, sanctions and other geopolitical or regulatory developments.

GPUs and related computing equipment may be subject to export control laws, sanctions regimes, import restrictions, tariffs, trade policies and other legal or geopolitical constraints. Regulatory regimes applicable to advanced computing technologies may change rapidly. Such developments could limit the availability of equipment, restrict our ability to acquire or transfer assets, reduce the universe of permissible counterparties, increase costs, delay transactions or expose us to compliance risk. In addition, geopolitical tensions, changes in trade relations, sanctions enforcement or other international developments may disrupt manufacturing and supply chains or materially affect the markets in which we seek to operate. Compliance with these laws and developments may require substantial resources and management attention. Any failure to comply, or any adverse legal or geopolitical development, could materially adversely affect our business.

Changes in law, regulation or government policy relating to artificial intelligence, advanced computing, energy usage, environmental matters or data center operations could materially adversely affect us.

The regulatory environment applicable to artificial intelligence, advanced computing, high-performance infrastructure, energy use, environmental impacts and data center-related operations may evolve significantly. New or modified laws, rules, regulations or government policies could restrict the deployment, ownership, financing, hosting or operation of Electronics Assets or could increase compliance burdens and costs. For example, governments may impose requirements relating to licensing, disclosures, energy efficiency, environmental permitting, emissions, procurement practices, customer due diligence, use restrictions, cybersecurity or reporting. Compliance with current and future legal requirements may be costly and time consuming, and we may be unable to do so effectively. Any adverse regulatory changes could materially harm our business and strategy.

Our anticipated business may depend on power availability, electricity pricing, cooling capacity and other infrastructure conditions that are beyond our control.

High-performance computing equipment may require substantial electrical power, cooling capacity, networking resources and suitable physical infrastructure. Power availability and pricing, cooling requirements, transmission constraints, facility availability and related infrastructure limitations may materially affect the cost, feasibility, location and profitability of deploying Electronics Assets. Power and cooling constraints may delay deployments, limit utilization, increase operating costs or reduce the competitiveness of our assets relative to newer or more efficient equipment. In addition, power prices and availability may be affected by weather, regulation, utility policy, grid constraints or geopolitical events. If we are unable to obtain suitable infrastructure conditions on acceptable terms, our anticipated business may be materially adversely affected.

We may be required to record significant impairment charges, valuation adjustments or other accounting charges relating to Electronics Assets or our continuing operations.

The value of Electronics Assets may fluctuate significantly due to technological change, market conditions, pricing trends, utilization levels, residual value expectations, changes in financing costs or other factors. If the carrying value of any Electronics Assets exceeds recoverable value or fair value, we may be required to record impairment charges or other accounting adjustments, which could be material. In addition, the transition in our business model may require us to make significant judgments and estimates regarding asset lives, residual values, revenue recognition, financing arrangements, contingencies, liabilities and other accounting matters. Such judgments may later prove incorrect. Material impairment charges, valuation changes or accounting adjustments could adversely affect our results of operations, financial condition and the market price of our Class A common stock.

Insurance may not adequately cover losses associated with Electronics Assets, technology operations, business interruption, cyber incidents or other claims.

Insurance for specialized computing assets and related operations may be expensive, subject to significant exclusions or unavailable in adequate amounts. We may elect to retain some risks ourselves, and even when insurance is available, it may not cover all losses, liabilities, business interruptions or claims to which we may be exposed. Coverage disputes may also arise. If we suffer losses, damage, business interruption, cyber incidents, professional liability claims, commercial disputes or other events not fully covered by insurance, our business and financial condition could be materially adversely affected. In addition, premiums may increase materially over time, reducing the profitability of our anticipated business.

Investors may have difficulty evaluating our future prospects because, after the Asset Sale, we may continue as a public company with a limited operating history in a new business and no historical information relevant to that business.

Following the Asset Sale, investors will have no historical financial information relevant to the anticipated Electronics Infrastructure Business. Our historical financial statements primarily reflect a materially different business. Accordingly, historical results may not be indicative of future performance, and investors may find it difficult to evaluate our prospects, strategy, valuation and risks. This limited visibility may contribute to volatility in our Class A common stock, reduce analyst coverage, impair investor confidence and make it more difficult for us to raise capital. If investors are unable to assess our future prospects accurately, the market price of our Class A common stock could be materially adversely affected.

We may not be able to maintain effective disclosure controls and procedures or internal control over financial reporting.

Our evolving business model, potential personnel changes, new financing arrangements, asset acquisitions, possible litigation and changing reporting considerations may increase the complexity of our financial reporting and public disclosures. If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, we may fail to report information accurately and timely, may be required to restate financial statements, may become subject to SEC scrutiny or stockholder claims and may suffer reputational harm. Any such failure could materially adversely affect our business and the market price of our Class A common stock.

The proposed change in our corporate identity and strategic direction may create confusion, reduce credibility and harm our ability to establish the anticipated new business.

Following the Asset Sale, we intend to change our corporate name and cease operating the historical Allbirds footwear business. This change in identity and strategic direction may create confusion among investors, counterparties, employees and other stakeholders regarding who we are, what business we are in and what capabilities we possess. Some market participants may question the credibility or viability of our new strategy or may be reluctant to transact with us until we establish a track record in the new business. Any reputational challenges, uncertainty or skepticism arising from our abrupt change in business and identity could impair our ability to hire personnel, attract counterparties, raise capital and create stockholder value.

The transition away from our historical business and public benefit may adversely affect stakeholder relationships and may give rise to additional disputes or claims.

Following the Asset Sale, we would no longer operate the historical business associated with the Allbirds brand and would no longer continue as a Delaware public benefit corporation focused on environmental conservation. Some stockholders, employees, customers, investors or other stakeholders may view this shift negatively or may assert that the Company has departed from the expectations on which they previously relied. As a result, we may experience reputational harm, stakeholder criticism, books-and-records demands, litigation, derivative claims or other disputes relating to our change in business strategy, corporate identity, public benefit orientation, disclosures or process. Any such matters could be time-consuming, costly and distracting and could materially adversely affect our business and prospects.

We may become subject to substantial stockholder litigation, derivative litigation, securities claims, books-and-records demands and other proceedings in connection with the Asset Sale, the proposed financing, or the transition to the Electronics Infrastructure Business.

Transactions and strategic changes often give rise to litigation and other proceedings. In addition to litigation relating to the Asset Sale, we may face claims and demands arising from the proposed financing, the issuance or potential issuance of securities, alleged dilution, the change in our corporate name and strategy, the elimination of our public benefit corporation status, the adequacy of our disclosures, the role of the Board and management in evaluating and approving the transactions, the rights of the Investor and the possibility that the anticipated Electronics Infrastructure Business may not succeed. Such proceedings may include securities class actions, stockholder derivative actions, fiduciary duty claims, books-and-records demands, appraisal-related claims, claims relating to alleged misstatements or omissions, claims regarding conflicts of interest, creditor disputes and regulatory inquiries or investigations. These matters may be brought regardless of merit and may consume substantial time and resources. Any such proceedings could result in injunctions, delays, settlements, judgments, damages, increased insurance costs, indemnification obligations, adverse publicity and significant legal expenses, any of which could materially adversely affect our business, financial condition and stockholders.

Any litigation, investigation or claim relating to our proposed new business or the matters described in the Proxy Statement could delay our plans, divert management attention and materially harm us.

Even if any claims asserted against us are without merit, litigation and investigations can be expensive, time-consuming and disruptive. They may divert management attention from implementing our strategy, impair our ability to complete the Asset Sale or financing transactions, reduce available cash, increase professional fees, delay commercial negotiations and harm our reputation with investors, counterparties and employees. In addition, litigation or investigations could cause us to incur substantial settlement costs, judgments, fines, penalties or additional disclosure obligations. These risks may be heightened in light of the significant market interest and stock price volatility that may accompany the matters described in the Proxy Statement. Any such matters could materially adversely affect our business and stockholders.

If the anticipated Electronics Infrastructure Business is unsuccessful, we may be unable to continue as a going concern.

The success of our continuing business plan is uncertain. If we are unable to implement the anticipated Electronics Infrastructure Business successfully, generate meaningful revenues, raise sufficient capital, manage costs, satisfy obligations or otherwise sustain operations, we may not be able to continue as a going concern. In such event, we may need to seek additional financing, sell assets, drastically reduce operations, restructure obligations, pursue strategic transactions or dissolve. Any such outcome could materially reduce or eliminate value for stockholders.

If our anticipated continuing business is not viable, the Board may determine to pursue dissolution, and stockholders may receive little or no value.

If our anticipated Electronics Infrastructure Business is not successfully implemented, if financing is unavailable, if we are unable to source or monetize Electronics Assets, if liabilities exceed expectations or if other adverse developments occur, the Board may determine to pursue dissolution. In a dissolution, the amounts ultimately available for distribution to stockholders, if any, would depend on many factors, including the amount of available cash, the value realized on any remaining assets, the amount of actual and contingent liabilities, reserves for claims, litigation costs, taxes and the expenses of winding up. As a result, stockholders may receive little or no value in a dissolution.

Stockholders may not realize the benefits they expect from the proposed transactions and may lose all or a substantial portion of their investment.

The Asset Sale, contemplated financing, and anticipated Electronics Infrastructure Business may not produce the benefits that stockholders expect. The Company may fail to execute its continuing business strategy, may experience severe stock price volatility, may be unable to maintain its Nasdaq listing, may incur substantial litigation or financing costs, may be unable to raise additional capital and may ultimately fail. If one or more of these risks materialize, the market price of our Class A common stock could decline materially, and stockholders could lose all or a substantial portion of their investment.

Public company costs may consume a disproportionate amount of our remaining resources.

Following the Asset Sale, we expect to continue to incur substantial costs associated with being a public company, including costs relating to SEC reporting, Nasdaq compliance, legal and accounting services, audit requirements, internal controls, investor relations, directors’ and officers’ insurance, corporate governance, stockholder communications and other administrative and compliance functions. If our continuing operating business remains limited, develops more slowly than expected or fails to generate meaningful revenues, these costs may represent a disproportionate burden on our liquidity and financial resources. As a result, a significant portion of our available capital may be consumed by public company obligations rather than by investment in the anticipated Electronics Infrastructure Business. If public company costs are greater than expected, or if our remaining resources are less than expected, our ability to execute our strategy, remain listed on Nasdaq, maintain operations and create stockholder value could be materially adversely affected.

We may be unable to maintain analyst coverage, institutional investor interest or market support.

Because the Company would be transitioning away from its historical footwear business and toward a new and largely unproven Electronics Infrastructure Business, securities analysts, institutional investors and other market participants may have difficulty evaluating our business, strategy and valuation. Some analysts may discontinue coverage of the Company, and some institutional investors may be unwilling or unable to invest in a company with our anticipated post-Asset Sale profile. A reduction in analyst coverage, institutional ownership or broader investor interest could reduce liquidity in our Class A common stock, increase volatility, widen bid-ask spreads, impair market visibility and make it more difficult for us to access capital markets on favorable terms. Any such developments could materially adversely affect the market price of our Class A common stock and our overall prospects.

We may be exposed to tax risks associated with asset acquisitions, leasing structures, sale/lease-back transactions and other monetization arrangements.

Our anticipated Electronics Infrastructure Business may involve complex domestic, state, local and potentially international tax issues. The tax treatment of asset acquisitions, ownership, leasing transactions, sale/lease-back structures, financing arrangements, depreciation, revenue streams, property taxes, sales and use taxes, transfer taxes and other aspects of our anticipated business may be uncertain and may depend on highly technical rules and factual determinations. Tax authorities may challenge our positions, and changes in tax law, tax rates, regulations, administrative guidance or judicial interpretations could adversely affect the economics of our business model. In addition, tax compliance associated with asset-intensive and multi-jurisdictional operations may be costly and burdensome. If our tax positions are challenged successfully, or if the expected tax treatment of our transactions is not realized, we could incur additional taxes, penalties, interest and professional fees, which could materially and adversely affect our business, financial condition and results of operations.

We may be unable to obtain favorable accounting treatment for aspects of our anticipated monetization structures.

The accounting treatment of leases, sale/lease-back transactions, structured financings, revenue arrangements, residual interests and other monetization structures may be complex and may require significant judgment. The accounting for such transactions could affect the timing and amount of recognized revenue, expenses, assets, liabilities, depreciation, gains, losses and cash flow presentation. If the accounting treatment of our transactions differs from what we expect, or if our judgments and estimates are later challenged by our auditors, regulators or others, we may be required to revise our financial statements, record additional charges, change the classification of transactions, alter our disclosures or restate previously issued financial statements. Any such developments could materially and adversely affect our reported results, increase costs, divert management attention and impair investor confidence.

Risk Factors Relating to the Charter Amendment Proposal in our Proxy Statement

If the Charter Amendment Proposal in our Proxy Statement (the “Charter Amendment Proposal”) is approved, we will no longer be required to operate for the purposes included in our initial charter, which may harm our relationships with stakeholders and may adversely affect perceptions of our continuing business strategy and governance.

If we are no longer operating as a Delaware public benefit corporation, customers, employees, business partners, investors and other stakeholders may view that change negatively. Our current status as a public benefit corporation requires that we produce a public benefit and operate in a responsible and sustainable manner, while balancing our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the specific public benefit of environmental conservation that is identified by our Certificate of Incorporation. Eliminating that status could damage our reputation, adversely affect our ability to attract and retain customers, employees and partners, and negatively impact our business, financial condition and results of operations. If the Charter Amendment Proposal is adopted, we would be operated in the best interests of our stockholders, without balancing the best interests of our stockholders against the public benefit of environmental conservation.

Amending our charter as proposed in the Charter Amendment Proposal could subject us to stockholder, stakeholder or other disputes, litigation or claims, including claims relating to our change in business model, identity and disclosures.

Governance changes may give rise to litigation, books-and-records demands, stockholder claims or other disputes. Some institutional investors, impact investors, ESG-focused investors and other stockholders may value our current commitment to the specific public benefit identified in our Certificate of Incorporation and may sell their stock or make claims with respect to the change in focus of the Company. Any such matters, whether or not meritorious, could be time-consuming and expensive, divert management’s attention, delay or complicate the implementation of the proposed transition and result in significant legal, advisory and other costs. Any of these matters could adversely affect our reputation, business and financial condition and reduce funds otherwise available for operations or future stockholder value.

Risk Factors Related to the Nasdaq Proposal

Approval of the Nasdaq Proposal would permit the issuance of a significant number of additional shares of common stock, which would dilute existing stockholders and future financings may result in additional and substantial dilution.

If this proposal is approved, we may issue a substantial number of additional shares of common stock upon conversion of the Convertible Notes in excess of the 19.99% limit otherwise imposed by Nasdaq Listing Rule 5635(d). Any such issuance would dilute the ownership interests of existing stockholders, including their voting power and economic rights, and could reduce existing stockholders’ proportionate interest in the Company. Such dilution could be material. In addition, because the anticipated Electronics Infrastructure Business may require substantial additional capital beyond the Facility, we may in the future issue additional equity securities or equity-linked securities, which could result in further dilution, potentially at prices below the then-current market price of our Class A common stock.

Our ability to maintain the listing of our Class A common stock on Nasdaq following the Asset Sale is highly uncertain, and if we are unable to satisfy Nasdaq’s continued listing requirements, our Class A common stock could be delisted.

Following the Asset Sale, our business, operations, financial condition, market capitalization, stockholders’ equity and trading characteristics will change materially. As a result, we may have difficulty continuing to satisfy Nasdaq’s continued listing standards, including standards relating to minimum stockholders’ equity, market value, bid price, publicly held shares, round-lot holders, corporate governance and other qualitative and quantitative requirements. In addition, after the Asset Sale, investors may view us as an operating company with limited assets or operations pending implementation of our new business plan, which could adversely affect trading in our Class A common stock and our ability to satisfy applicable listing standards. This risk may be heightened because, after the Asset Sale, we will be viewed as a company seeking to build a speculative new business in a new industry with limited operating history, extremely limited capital and uncertain prospects. If Nasdaq determines that we no longer meet one or more of its continued listing requirements, our Class A common stock could be delisted. A delisting would likely adversely affect the liquidity and market price of our Class A common stock, reduce our access to the capital markets, impair our ability to raise additional financing, decrease analyst coverage and investor interest, and make it more difficult for stockholders to sell their Class A common stock. Any such consequences could materially and adversely affect the value of an investment in our Class A common stock.

The issuance of shares pursuant to this proposal could adversely affect the market price of our Class A common stock.

The issuance of a large number of additional shares of common stock, or the perception that such issuances may occur, could depress the market price of our Class A common stock or increase volatility in the trading price of our common stock. The market impact could be exacerbated by uncertainty regarding the number of shares ultimately issuable, including as a result of anti-dilution adjustments, variable conversion features, or fluctuations in the market price of our Class A common stock.

Any increase in the market price of our Class A common stock price associated with the Nasdaq proposal, or any of the other matters described in the Proxy Statement may not be sustained.

Our stock price may increase in response to the announcement of the Asset Sale, the anticipated Electronics Infrastructure Business, and the Facility for reasons that may include speculation, momentum trading, media attention or investor enthusiasm regarding artificial intelligence and related infrastructure themes, rather than financial, operating or market fundamentals. Any such increase may not be sustained and could reverse sharply.

We are unable to predict the total number of shares of common stock that may ultimately be issued if this proposal is approved and stockholders may not be able to assess the full extent of dilution or market overhang.

Because the number of shares issuable upon conversion will depend on future events, including market prices, conversion decisions by securityholders, and the operation of adjustment provisions in the Purchase Agreement and Convertible Notes, we are unable to predict with certainty the total number of shares that may ultimately be issued if this proposal is approved. As a result, stockholders may not be able to determine at this time the full extent of the dilution that could occur. The uncertainty regarding the number of shares that may be issued, including shares that may be issuable at discounted or variable prices, may itself create market overhang and adversely affect the market price of our Class A common stock.

If this proposal is not approved, our financing and liquidity could be adversely affected and we may be unable to implement our anticipated continuing business strategy.

If stockholders do not approve the Nasdaq Proposal, the contractual limits on conversions or issuances in excess of 19.99% of our outstanding common stock will remain in effect. As a result, we may be required to satisfy our obligations in cash rather than shares, we would have reduced ability to access additional capital under the facility, we would have reduced flexibility in managing our capital structure, and we may be unable to raise additional capital or negotiate future financing transactions on acceptable terms, if at all. If we are unable to access sufficient capital, we may be unable to purchase Electronics Assets, develop the anticipated Electronics Infrastructure Business, satisfy our obligations under the Facility, remain listed on Nasdaq or continue operating as a going concern. Any of these outcomes could adversely affect our liquidity, financial condition, and ability to continue as a going concern.

Approval of this proposal may increase the influence of the Investor and may create governance, control or conflict concerns.

To the extent shares of common stock are issued upon the conversion of Convertible Notes following stockholder approval, the Investor may acquire a larger ownership position in the Company; provided however, that the Investor has limited its ownership to 4.99% of our outstanding stock, which may only be increased to 9.99% of our outstanding stock. This could increase the Investor’s voting influence over matters submitted to stockholders and could affect the outcome of future corporate actions. In addition, the Investor’s rights under the financing documents, including rights relating to future financings and the right to appoint a new Chief Operating Officer, may create governance concerns, perceived or actual conflicts of interest, management integration issues or strategic constraints.

Risk Factors Related to the Dissolution Proposal

Our Board may abandon the Dissolution Proposal described in our Proxy Statement (the “Dissolution Proposal”) or modify or delay implementation of the plan of dissolution even if it is approved by our stockholders, and uncertainty regarding whether the dissolution will occur may increase volatility and impair planning.

Even if the Dissolution Proposal is approved by our stockholders, the Board has reserved the right to abandon the dissolution or modify or delay implementation of the plan of dissolution. If the Board elects to pursue any alternative to the dissolution, the value of our Class A common stock may decline. This uncertainty may complicate our efforts to communicate with investors, retain personnel, execute our continuing business strategy, negotiate with counterparties and plan our operations.

If our anticipated continuing business is unsuccessful, the Dissolution Proposal may become the principal remaining alternative for the future of the Company, and our stockholders will very likely receive little or no value.

Although we currently intend to try to continue operating the Company following the Asset Sale, our continuing business strategy is highly uncertain, speculative, unproven, subject to significant risks and may not succeed. If we are unable to implement the anticipated Electronics Infrastructure Business successfully, raise sufficient capital, satisfy our obligations or maintain viable operations, the Board may determine that dissolution is in the best interests of our stockholders. In that circumstance, stockholders could receive little or no value in excess of any prior special dividend, and a liquidating distribution, if any, in a dissolution would depend on many factors, including liabilities, reserves, taxes, professional fees, litigation costs, indemnification obligations, the value of any remaining assets and the expenses associated with winding up the Company. Accordingly, stockholders should not assume that any of the contemplated transactions will result in sustained value creation or meaningful recoveries beyond amounts, if any, actually distributed.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders who receive liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in any dissolution.

If the dissolution is approved by our stockholders, and the Board determines to proceed with the dissolution, we will file a Certificate of Dissolution with the Delaware Secretary of State to dissolve the Company. Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company will continue to exist for a minimum of three years after its dissolution becomes effective for the purpose of prosecuting and defending suits against the Company and enabling the Company and our subsidiaries to close their business, to dispose of their property, to discharge their liabilities and to distribute to stockholders any remaining assets. If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities in the dissolution or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from our contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to stockholders. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each stockholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the stockholder in distributions from us. In such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the dissolution and could receive nothing from us in connection with dissolution. Moreover, in the event that a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. The Board is not required to obtain a solvency opinion as a condition to authorizing a liquidating distribution and we cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in the Proxy Statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in the Proxy Statement for tax advice.

We have not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the anticipated tax consequences of the dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If the description of any of the anticipated tax consequences in the Proxy Statement proves to be incorrect, increased taxation could result, thus reducing the benefit to our stockholders from the liquidation and related distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

Stockholders may not be able to recognize a loss for federal income tax purposes in connection with the dissolution until they receive a final distribution from us, which may be many years after our dissolution.

For U.S. federal income tax purposes, distributions made pursuant to the dissolution are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock in complete liquidation of the Company. As a result, a stockholder holding Company common stock as a capital asset (generally, for investment) will generally recognize capital gain or capital loss equal to the difference between (a) the sum of the amount of money and the aggregate fair market value of any property (other than money), less any known liabilities assumed by the stockholder to which the distributed property (if any) is subject, distributed to such stockholder, and (b) such stockholder’s tax basis in their shares of common stock. Any loss will be recognized only when the final distribution from us has been received, which may be more than three years after our dissolution. The deductibility of capital losses is subject to limitations. See “Material United States Federal Income Tax Consequences to Allbirds Stockholders.” You should consult your tax advisor as to the particular tax consequences of the dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.

If we decide to use a liquidating trust, as permitted by the plan of dissolution, interests of our Stockholders in such a trust would not be transferable.

The interests of our stockholders in a liquidating trust set up by us under the plan of dissolution would not be transferable, which could adversely affect your ability to realize the value of such interests. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata shares of the value of the net assets distributed to an entity treated as a liquidating trust for U.S. federal income tax purposes, such deemed distribution could result in tax liability to the interest holders without such holders being readily able to realize the value of such interest to pay such taxes. See “Material United States Federal Income Tax Consequences to Allbirds Stockholders.”

The Board may at any time turn management of our liquidation over to a third party, and some or all of our directors may resign from the Board at that time.

Our Board may at any time turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our stockholders, and some or all of our directors may resign from the Board at or before that time. If management is turned over to a third party and all of our directors resign from our Board, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets.

If our Board determines to proceed with dissolution, we will have our Class A common stock delisted from Nasdaq, after which it would not be possible for stockholders to publicly trade our Class A common stock.

If the dissolution is approved by our stockholders, and the Board determines to proceed with the dissolution, we will notify Nasdaq of our intent to withdraw our Class A common stock from listing on Nasdaq and thereafter file an application on Form 25 to notify the SEC of the withdrawal of our Class A common stock from listing on Nasdaq. The delisting of our Class A common stock will be effective 10 days after we file such an application on Form 25, after which it will not be possible for stockholders to publicly trade our Class A common stock on Nasdaq, and any trading in our Class A common stock may be very limited.

On the date we file the Certificate of Dissolution with the Delaware Secretary of State, we would to close our stock transfer books and discontinue recording transfers of common stock, including our Class A common stock and Class B common stock. Thereafter, certificates or book entries representing our common stock would not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders would be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us would be made solely to the stockholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

We will continue to incur the expenses of complying with public company reporting requirements until our Class A common stock is deregistered and periodic public reporting obligations are suspended.

If the dissolution is approved by our stockholders, and the Board determines to proceed with the dissolution, through any subsequent liquidation and dissolution, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with these reporting requirements would be economically burdensome, until we deregister our shares and suspend our periodic reporting obligations under the Exchange Act. If the dissolution is approved by our stockholders, and the Board determines to proceed with the dissolution, we would file a Form 25 with the SEC to delist and deregister our Class A common stock and a Form 15 with the SEC to suspend our public reporting obligations, but until we do so we will remain a reporting issuer and will incur attendant costs relating to filing such reports with the SEC. The expenses incurred by us in complying with the applicable reporting requirements will reduce the assets available for distribution to our stockholders.

We may not be able to retain services of appropriate personnel to implement the dissolution.

If the dissolution is approved by our stockholders, and the Board determines to proceed with the dissolution, the success of the dissolution will depend in large part upon our ability to retain the services of qualified personnel who would be charged with operating the Company through any subsequent liquidation and dissolution. The retention of qualified personnel may be particularly difficult under such circumstances. There can be no assurance that we would be successful in retaining the services of such qualified personnel or that we would be able to retain the services of such qualified personnel for the amounts the Company may be willing to pay for such services.

If our Board determines to proceed with the dissolution, we will file a Form 15 with the SEC thereby suspending our obligation to file current and periodic reports with the SEC, which would limit public information regarding our business and the status of our dissolution and wind-up activities.

If the dissolution is approved by our stockholders, and the Board determines to proceed with the dissolution, we will file a Form 15 with the SEC to suspend our reporting obligation under Section 15(d) of the Exchange Act to file current and periodic reports with the SEC. As a result, investors would have limited public information regarding the status of our business and wind-up activities.

Risks Relating to Ownership of Our Class A Common Stock

Assuming that the Asset Sale Proposal is approved and consummated, because our historical operating business would be sold and our anticipated business is highly uncertain, speculative, unproven and subject to significant risks, investors may have difficulty valuing our Class A common stock.

Following the Asset Sale, our Class A common stock may trade based on limited information, evolving assumptions, market sentiment and speculation regarding our anticipated Electronics Infrastructure Business, rather than established operating results. This may result in significant mispricing, elevated volatility and sudden declines in value.

Social media and online forums may contribute to increased volatility in our Class A common stock price and create risks of market manipulation.

In recent years, securities of certain companies have experienced extreme price volatility driven in part by activity on social media platforms and online forums, sometimes referred to as “meme stock” dynamics. This volatility is often unrelated to the underlying performance or fundamentals of the companies involved and can be driven by retail investor sentiment, coordinated trading activity, or viral attention. Following the disclosure of the matters set forth herein, our Class A common stock has been, and may continue to be, subject to similar dynamics, which could result in rapid and significant price increases or decreases that may be disconnected from our business plans, operating results and financial performance. Such volatility could expose us to securities class action litigation or regulatory scrutiny. Additionally, false or misleading information about us could be spread on social media or online forums, which could adversely affect our reputation and the market price of our Common Stock, regardless of the accuracy of such information.

Short selling of our Class A common stock could increase the volatility of our Class A common stock price and adversely affect its market price.

Short selling occurs when an investor borrows shares and immediately sells them, hoping that the share price will decline and the investor can repurchase the shares at a lower price for return to the lender. Short selling has been prevalent in securities of companies with significant volatility or “meme stock” dynamics. The significant short selling of our Class A common stock, or the perception that such short selling may occur, may create downward pressure on the price of our Class A common stock and may amplify the effect of any negative developments. Additionally, so-called “short and distort” campaigns could target our Company, where short sellers spread negative information about a company to drive down its stock price and profit from their short positions. Any such campaign could damage our reputation and adversely affect the market price of our Class A common stock, regardless of the accuracy of the information disseminated. Conversely, if our Class A common stock price increases rapidly, short sellers may be forced to cover their positions quickly, leading to a “short squeeze” that could result in extreme price volatility.

Active trading of options on our Class A common stock could increase volatility in our Class A common stock price and adversely affect the market for our securities.

Options on our Class A common stock are traded on securities exchanges and over-the-counter markets. Activity in these markets, including hedging, arbitrage, and speculative strategies, can lead to significant buying or selling pressure and contribute to price volatility. Option expirations, changes in implied volatility, and variations in options market liquidity can exacerbate volatility in our Class A common stock price. Increased volatility related to options trading could negatively affect investor confidence, impair liquidity, and adversely affect our Class A common stock price regardless of operating performance.

Sales of substantial amounts of our Class A common stock by our directors, officers, or significant stockholders, or the perception that such sales may occur, could adversely affect the market price of our Class A common stock.

Sales of substantial amounts of our Common Stock by our directors, officers, or significant stockholders in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A common stock. In addition, the existence, or even the potential of, a significant sale by any of our large stockholders could cause the market price of our Class A common stock to decline. Moreover, our directors and officers may establish pre-arranged trading plans under Rule 10b5-1 of the Exchange Act, and sales under these plans could be perceived negatively by the market, whether or not there is any actual adverse information about us. We cannot predict the effect, if any, that sales of shares by our insiders or the availability of shares for future sale will have on the market price of our Class A common stock.